AMENDED AND RESTATED BYLAWS
OF

YELP INC.
(A DELAWARE CORPORATION)
ARTICLE I

OFFICES
Section 1. Registered Office. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904. The name of its registered agent at such address is National Registered Agents, Inc.
Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II

CORPORATE SEAL
Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE III

STOCKHOLDERS’ MEETINGS
Section 4. Place Of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).
Section 5. Annual Meetings.
(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders; (ii) brought specifically by or at the direction of the Board of Directors or authorized committee thereof; (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5; or (iv) with respect to nominations to be included in the corporation’s proxy statement, by an Eligible Stockholder (as defined in Section 5(h)) who meets the requirements of and complies with the procedures in Section 5(h). For the avoidance of doubt, clauses (iii) and (iv) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included at the direction of the Board of Directors in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.
(b) Advance Notice of Stockholder Nominations and Business to be Brought Before a Stockholder Meeting.
(i) Nomination of Directors. For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee and list of any pledge of or encumbrances on such shares, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, (6) the questionnaire, representation and agreement required by Section 5(e), completed and signed by such nominee, and (7) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed or provided to the corporation pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 5(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
(ii) Other Business. Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 5(b)(iv).

(iii) Notice Period. To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall an adjournment, recess or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, notwithstanding the foregoing, to be timely, a stockholder’s notice of a nomination made in accordance with the procedures set forth in Section 5(h) must be received within the timeframe set forth therein.
(iv) Additional Requirements as to Notice. The written notice required by Section 5(b)(i) or 5(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, and, if Proponent is a record owner, as the name and address appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any other persons (including their names), or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii)); (E) a representation as to whether the Proponents (x) intend to solicit proxies from the required number of the corporation’s voting shares in support of any proposed nominee in accordance with and as required by Rule 14a-19 promulgated under the 1934 Act (with respect to a notice under Section 5(b)(i)) or (y) intend to deliver, or make available, a proxy statement and form of proxy to such number of holders of the corporation’s voting shares that would be sufficient to elect such nominee or nominees (with respect to a notice under Section 5(b)(i)) or otherwise solicit proxies or votes from stockholders in support of such proposal (with respect to a notice under Section 5(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic or voting terms of, such Derivative Transactions; (H) a certification that each Proponent has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of the corporation; and (I) any other information relating to the Proponents required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14 of the 1934 Act and the rules and regulations promulgated thereunder.

For purposes of Sections 5 and 6, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation, (y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (z) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.
(c) A stockholder providing written notice required by Section 5(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment, recess or postponement thereof, five (5) business days prior to such adjourned, recessed or postponed meeting; provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proponent, any of its affiliates or associates, or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with this Section 5 or is rendered invalid as a result of any inaccuracy therein. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.
(d) Notwithstanding anything in Section 5(b)(iii) to the contrary, in the event that the number of directors of the Board of Directors of the corporation is increased and there is no public announcement of the appointment of a director, or, if no appointment was made, of the vacancy, made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(iii), a stockholder’s notice required by this Section 5 and which complies with the requirements in Section 5(b)(i), other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
(e) To be eligible to be a nominee for election or re-election as a director of the corporation pursuant to a nomination under clause (iii) of Section 5(a), such proposed nominee or a person on such proposed nominee’s behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 5(b)(iii) or 5(d), as applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background, qualification, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed therein, (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, and (iv) if elected as director of the corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(f) A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii), (iii) or (iv) of Section 5(a). Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any Proponent (i) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to any proposed nominee and (ii) subsequently (x) fails to comply with the requirements of Rule 14a-19 promulgated under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Proponent has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act in accordance with the following sentence) or (y) fails to inform the corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the 1934 Act by delivering a written notice to the Secretary at the principal executive offices of the corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). If any Proponent provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such Proponent shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) as a result of any notice provided by any Proponent pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed to have been made pursuant to the corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a stockholder of the corporation pursuant to clause (iii) of Section 5(a) and, in the case of a special meeting of stockholders pursuant to and to the extent permitted under Section 6. Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures and requirements set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that such proposal or nomination is set forth in the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nominations or such business may have been solicited or received.
(g) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a)(iii) of these Bylaws.
(h) Proxy Access for Director Nominations.
(i)    Nominees to be Included in the Corporation’s Proxy Statement. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, the corporation shall include in its proxy statement or on its form of proxy, voting instruction form and ballot, as applicable (collectively, its “proxy materials”) for an annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together, in the case of the proxy statement, with the Required Information (as defined below), of any person nominated for election (a “Proxy Access Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than fifty (50) stockholders that satisfy, the requirements of this Section 5(h) (such stockholder or group of stockholders being an “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 5(h) (the “Proxy Access Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 5(h). The “Required Information” that the corporation will include in its proxy statement is (A) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act, and (B) if the Eligible Stockholder so elects, a written statement, not to exceed five hundred (500) words, in support of the Proxy Access Nominee’s candidacy (the “Statement”). To be timely, the Required Information must be received by the Secretary within the time period specified in this Section 5(h) for providing the Proxy Access Notice. Notwithstanding anything to the contrary contained in this Section 5(h), the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes (A) is materially false or misleading or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (B) would violate any applicable law, regulation or listing standard, or (C) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or association, without factual foundation, with respect to any person. Nothing in this Section 5(h) shall limit the corporation’s ability to solicit against and include in its proxy materials or any other soliciting materials its own statements relating to any Eligible Stockholder or Proxy Access Nominee.
(ii)    Notice Period. To be timely, a stockholder’s Proxy Access Notice must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the first anniversary of the date that the corporation mailed its proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, the Proxy Access Notice, to be timely, must be delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Proxy Access Notice as described above.
(iii)    Permitted Number of Proxy Access Nominees. The maximum number of Proxy Access Nominees that may be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (A) two or (B) twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 5(h), or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that the maximum number shall be reduced by:
(1)    any Proxy Access Nominees who were submitted by an Eligible Stockholder as nominations for inclusion in the corporation’s proxy materials pursuant to this Section 5(h) but are subsequently either withdrawn or nominated by the Board of Directors as nominees of the Board of Directors;
(2)    any nominees recommended or unopposed by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with the acquisition of stock from the corporation by such stockholder or group of stockholders); and
(3)    any nominees who were previously elected to the Board of Directors as Proxy Access Nominees (or pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders as set forth in (2) above) at any of the preceding three (3) annual meetings and who are re-nominated for election at such annual meeting by the Board of Directors.
In the event that, for any reason, one or more vacancies occurs on the Board of Directors after the deadline for submitting a Proxy Access Notice but before the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the board of directors in connection therewith, the maximum number of Proxy Access Nominees shall be calculated based on the number of directors as so reduced. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 5(h) exceeds the maximum number allowed under this Section 5(h)(iii), each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of the capital stock of the corporation each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the corporation and confirmed by the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Proxy Access Nominee who satisfies the eligibility requirements of this Section 5(h) is thereafter (y) nominated by the Board of Directors or (z) not included in the corporation’s proxy materials or is not submitted for election as a director, in either case, as a result of the Eligible Stockholder becoming ineligible or withdrawing its nomination, the Proxy Access Nominee becoming unwilling or unable to serve on the Board of Directors or the Eligible Stockholder or the Proxy Access Nominee failing to comply with the provisions of this Section 5(h), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for director election in substitution thereof pursuant to this Section 5(h).
(iv)    Eligible Stockholder. An Eligible Stockholder must have owned (as defined below) continuously for at least three years that number of shares of capital stock as shall constitute 3% or more of the voting power of the outstanding capital stock of the corporation entitled to vote generally in the election of directors (the “Required Shares”) as of both (A) a date within seven (7) days prior to the date of the Proxy Access Notice and (B) the record date for determining stockholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the annual meeting date for which the Proxy Access Nominee is being proposed. For purposes of satisfying the foregoing ownership requirement under this Section 5(h), (A) the shares of the capital stock of the corporation owned by one or more stockholders, or by the person(s) who own(s) shares of the capital stock of the corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the corporation is aggregated for such purpose shall not exceed fifty (50), and (B) (i) group of funds under common investment and management control or under common management and funded primarily by the same employer or (ii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (two or more funds or a “group of investment companies” referred to under (B), collectively, a “Qualifying Fund”) shall be treated as one stockholder or person for this purpose if such stockholder provides documentation reasonably satisfactory to the corporation that demonstrates satisfaction of such criteria. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (iv), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 5(h) and no shares may be attributed as owned by more than one person constituting an Eligible Stockholder under this Section 5(h). For the avoidance of doubt, if a group of stockholders (including a group of funds within a Qualifying Fund) aggregates ownership of shares in order to meet the 3% threshold under this Section 5(h), any and all requirements for an Eligible Stockholder under this Section 5(h) (except that the minimum voting power requirement necessary to meet the 3% threshold shall apply to the ownership of the group in the aggregate), including the minimum holding period, shall apply to each member of such group of stockholders and/or funds within the Qualifying Fund and a breach of any obligation, agreement or representation under this Section 5(h) by any member of such group shall be deemed a breach by the Eligible Stockholder. Should any stockholder withdraw from a group that is an Eligible Stockholder at any time prior to the annual meeting of stockholders, the Eligible Stockholder shall be deemed to own only those shares held by the remaining group.
(v)    Definition of Ownership. For purposes of this Section 5(h), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the corporation as to which such stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition of the shares and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares at any time on no more than three (3) business days’ notice and recalls such loaned shares within five (5) business days of being notified that its Proxy Access Nominee will be included in the corporation’s proxy materials for the applicable annual meeting and holds such shares through such annual meeting; or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. Whether outstanding shares of the corporation’s capital stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the corporation and its stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.
(vi)    Proxy Access Notice. Within the time period specified in this Section 5(h) for providing the Proxy Access Notice, an Eligible Stockholder must deliver the following information in writing to the Secretary of the corporation:
(A)    the information, representations and agreements that would be required with respect to the nomination of directors pursuant to Section 5(b)(i) and 5(b)(iv) with the exception of clause (E) of Section 5(b)(iv) as if the Proxy Access Nominee were being nominated in accordance with Section 5(b);
(B)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven days prior to the date of the Proxy Access Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(C)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;
(D)    a representation that the Eligible Stockholder:
(1)    acquired all of the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation and does not presently have such intent,
(2)    intends to appear in person or through a “qualified representative” (a person who is authorized in writing, executed by such stockholder or by an electronic transmission delivered by such stockholder, to act for such stockholder as a proxy at the annual meeting and who produces such writing or electronic transmission at the annual meeting) at the annual meeting to present the nomination,
(3)    has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 5(h),
(4)    has not engaged and will not engage in, and has not and will not be a participant in, another person’s solicitation within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee or a nominee of the Board of Directors,
(5)    will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation,
(6)    has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements make, in light of the circumstances under which they were made, not misleading, and
(7)    in the case of a nomination by an Eligible Stockholder that is composed of a group of stockholders, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination;
(E)    in the case of any Eligible Stockholder that is a Qualifying Fund consisting of two or more funds, documentation reasonably satisfactory to the corporation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each fund constituting the Qualifying Fund otherwise meets the requirements set forth in this Section 5(h); and
(F)    an undertaking that the Eligible Stockholder agrees to:
(1)    own the Required Shares through the date of the annual meeting,
(2)    assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation,
(3)    indemnify and hold harmless (jointly and severally with all other group members in the case of an Eligible Stockholder group) the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Nominee pursuant to this Section 5(h),
(4)    comply with all laws and regulations applicable to any solicitation in connection with the annual meeting or in connection with any other actions taken pursuant to this Section 5(h),

(5)    file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication,
(6)    provide any additional information reasonably requested by the corporation to verify the Eligible Stockholder’s ownership of the Required Shares, and
(7)    in the event that any information included in the Proxy Access Notice or in any other communication by the Eligible Stockholder or the Proxy Access Nominee with the corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Eligible Stockholder has failed to continue to satisfy the eligibility requirements described in Section 5(h)(iv), promptly (and in any event within two business days of discovering such defect) notify the Secretary of the corporation of such defect and of the information that is required to correct any such defect; provided, however, that any such notice shall not be deemed to cure any such defect or to limit the remedies available to the corporation for such defect pursuant to this Section 5(h) (including any right to omit the Proxy Access Nominee from the proxy materials) or to permit any Eligible Stockholder or other person to change or add any proposed Proxy Access Nominee.
(vii)    Additional Information Regarding Proxy Access Nominee Eligibility. Within the time period specified in this Section 5(h) for delivering the Proxy Access Notice, a Proxy Access Nominee must deliver to the Secretary of the corporation a written representation and agreement (which shall be deemed to be a part of the Proxy Access Notice for purposes of this Section 5(h)) that the Proxy Access Nominee:
(A)    is not and will not become a party to any Voting Commitment that has not been disclosed to the corporation, or any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the corporation, with its fiduciary duties under applicable law or with any other publicly disclosed policies or guidelines of the corporation applicable to directors generally;
(B)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or director that has not been disclosed to the corporation;
(C)    is not and has not been subject to any event specified in Rule 506(d) of Regulation D under the 1933 Act;
(D)    is not and has not been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914;
(E)    will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement;
(F)    will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading); and
(G)    would qualify as independent under the listing standards of The New York Stock Exchange (“NYSE”) or any stock exchange applicable to the corporation, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”).
(viii)    Within the time period specified in this Section 5(h) for delivering the Proxy Access Notice, the Proxy Access Nominee shall provide all information necessary for the Board of Directors to verify whether such Proxy Access Nominee satisfies the Applicable Independence Standards. At the request of the corporation, the Proxy Access Nominee must submit, completed and signed, all questionnaires and certifications required of the corporation’s directors. The corporation may request such additional information as necessary to permit the Board of Directors to verify whether each Stockholder Nominee is independent under the Applicable Independence Standards.
(ix)    Restrictions on Re-Nomination. Any Proxy Access Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (B) does not receive at least 25% of the votes cast “for” the Proxy Access Nominee’s election, will be ineligible to be a Proxy Access Nominee pursuant to this Section 5(h) for the next two annual meetings following the meeting for which the Proxy Access Nominee has been nominated for election.
(x)    Omission and Removal of Proxy Access Nominees. The corporation shall not be required to include, pursuant to this Section 5(h), any Proxy Access Nominee in its proxy materials for any meeting of stockholders and such nomination shall be disregarded and no vote on such Proxy Access Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation:
(A)    in the event that the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 5(b);
(B)    if the Eligible Stockholder who has nominated such Proxy Access Nominee has engaged in or is currently engaged in, or has been or is a “participant” in, its own or another person’s “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the meeting other than its Proxy Access Nominee(s) or a nominee of the Board of Directors;
(C)    who is not independent under the Applicable Independence Standards, as determined by the Board of Directors;
(D)    whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules or regulations of the NYSE or any stock exchange applicable to the corporation, or any applicable law, rule or regulation or with any other publicly disclosed policies or guidelines of the corporation applicable to directors generally;

(E)    who is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914;
(F)    who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;
(G)    who is subject to any event specified in Rule 506(d) of Regulation D under the 1933 Act;
(H)    if such Proxy Access Nominee or the applicable Eligible Stockholder shall have provided information to the corporation with respect to such nomination that, as of the date provided, was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors; or
(I)    if the Eligible Stockholder or applicable Proxy Access Nominee breaches or otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Proxy Access Nominee or fails to comply with its obligations pursuant to this Section 5(h).
(xi)    Invalid Nomination. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (A) the Proxy Access Nominee(s) and/or the applicable Eligible Stockholder has or have breached its or their obligations, agreements or representations under this Section 5(h), as determined by the Board of Directors or the person presiding at the annual meeting of stockholders, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 5(h).
(xii)    Exclusive Method; Interpretation. Other than nominations made in accordance with Section 5(b) and Rule 14a-19 promulgated under the 1934 Act, this Section 5(h) shall be the exclusive method for stockholders to include nominees for election to the Board of Directors in the corporation’s proxy materials. For purposes of this Section 5(h), the Board of Directors, a committee of the Board of Directors, or any officer of the corporation designated by the Board of Directors or committee thereof, shall have the power and authority to interpret this Section 5(h) and to make any and all determinations necessary and advisable to apply the provisions of this Section 5(h). Any such determination shall be final and binding on the corporation, any Eligible Stockholder, any Proxy Access Nominee and any other person so long as made in good faith, without any further requirements.
(i) For purposes of Sections 5 and 6,
(i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; and
(ii) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

Section 6. Special Meetings.
(a) Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) the Chairman of the Board of Directors, (iii) the Chief Executive Officer, or (iv) the President (in the absence of a chief executive officer).
At any time or times that the corporation is subject to Section 2115(b) of the California General Corporation Law (“CGCL”), stockholders holding five percent (5%) or more of the outstanding shares shall have the right to call a special meeting of stockholders only as set forth in Section 18(b) herein.
(b) The Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. No business may be transacted at such special meeting otherwise than specified in the notice of meeting.
(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 5(b)(i). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Section 5(b)(i) of these Bylaws shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.
(d) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 6(c) of these Bylaws.
Section 7. Notice Of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
Section 8. Quorum.
(a) At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.
(b) Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, and subject to the rights of any series of Preferred Stock to elect directors under specified circumstances, directors shall be elected by a majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election, with votes cast including the votes cast in respect of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Votes cast shall include direction to withhold authority in each case and exclude abstentions and broker non-votes with respect to that director’s election.
(c) Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors and cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close the applicable notice of nomination period set forth in Section 5 of these Bylaws or under applicable law, based on whether one or more notice(s) of nomination or Proxy Access Notices, as applicable, were timely filed in accordance with the applicable provisions of said Section 5; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. Once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.
(d) If at an election that is not a “contested election,” a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission (“SEC”) or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 18 of these Bylaws or may decrease the size of the Board of Directors as provided by the Certificate of Incorporation.
(e) Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where a different or minimum vote is provided or required for such matter by applicable statute or by the Certificate of Incorporation or these Bylaws, the rules of any stock exchange, or otherwise, in which case such minimum or different vote shall be the applicable vote on such matter, the affirmative vote of the holders of a majority (plurality, in the case of a contested election of directors) of the voting power of the shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or classes or series.
Section 9. Adjournment And Notice Of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of the holders a majority of the voting power of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and may vote at such meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 7. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
Section 11. Joint Owners Of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.
Section 12. List Of Stockholders. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
Section 13. Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or by electronic transmission.
Section 14. Organization.
(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE IV

DIRECTORS
Section 15. Number And Term Of Office. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.
Section 16. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.
Section 17. Board of Directors.
(a) Until the election of directors at the annual meeting of stockholders (each annual meeting of stockholders, an “Annual Meeting”) to be held in 2023, the directors, other than any who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three (3) classes as nearly equal in size as practicable, designated Class I, Class II and Class III. Each director elected at or prior to the 2020 Annual Meeting shall be elected for a term expiring on the date of the third annual meeting of stockholders following the annual meeting at which director was elected. Each director elected at the 2021 Annual Meeting shall be elected for a term expiring at the 2022 Annual Meeting. Each director elected at the 2022 Annual Meeting shall be elected for a term expiring at the 2023 Annual Meeting. Commencing at the 2023 Annual Meeting and at each Annual Meeting thereafter, subject to the special rights of any series of Preferred Stock to elect additional directors under specified circumstances, the board of directors shall no longer be classified and all directors of the corporation shall be elected annually and shall hold office until the next Annual Meeting and until his or her successor shall have been duly elected and qualified, or until such director’s prior death, resignation or removal.
(b) During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the classified board provisions of Section 17(a) of these Bylaws shall not apply and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.
(c) No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled, unless, at the time of the election, the corporation is subject to Section 2115(b) of the CGCL. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.
Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Section 18. Vacancies.
(a) Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by the stockholders. A person elected to fill a vacancy or newly created directorship shall hold office until the next Annual Meeting and until his or her successor shall be duly elected and qualified. Notwithstanding the foregoing, until the 2023 Annual Meeting, any director elected to fill a vacancy caused by the death, resignation or removal of a director shall hold office until the Annual Meeting at which the term of such director would have expired and until his or her successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.
(b) At any time or times that the corporation is subject to Section 2115(b) of the CGCL, if, after the filling of any vacancy, the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then

(i) Any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or
(ii) The Superior Court of the proper county shall, upon application of such stockholder or stockholders, summarily order a special meeting of stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL. The term of office of any director shall terminate upon that election of a successor.
In order to be valid, a written request to call a special meeting pursuant to Section 18(b)(i), shall be in writing, shall specify the nominees that such stockholder (or stockholders) proposes to nominate at the special meeting and shall be addressed to the attention of the Chairman of the Board of Directors, President, Vice President or Secretary of the corporation.
Section 19. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, it shall be deemed effective at the time of delivery to the Secretary. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.
Section 20. Removal.
(a) During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the voting power of outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.
(b) At any time or times that the corporation is not subject to Section 2115(b) of the CGCL, and subject to any limitations imposed by law and subject to the rights of the holders of any series of Preferred Stock, Section 20(a) above shall no longer apply and any director, or the entire Board of Directors, may be removed from office at any time, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class; provided that (i) until the 2023 Annual Meeting, such removal may be only for cause and (ii) commencing with the 2023 Annual Meeting, such removal may be with or without cause.
Section 21. Meetings.
(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.
(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer or a majority of the authorized number of directors.
(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 22. Quorum And Voting.
(a) Unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 44 for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 24. Fees And Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.
Section 25. Committees.
(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.
(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.
(c) Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 25, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
Section 26. Lead Independent Director. The Chairman of the Board of Directors, or if the Chairman is not an independent director, one of the independent directors, may be designated by the Board of Directors as lead independent director to serve until replaced by the Board of Directors (“Lead Independent Director”). The Lead Independent Director will: with the Chairman of the Board of Directors, establish the agenda for regular Board meetings and serve as chairman of Board of Directors meetings in the absence of the Chairman of the Board of Directors; establish the agenda for meetings of the independent directors; coordinate with the committee chairs regarding meeting agendas and informational requirements; preside over meetings of the independent directors; preside over any portions of meetings of the Board of Directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; preside over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed; and perform such other duties as may be established or delegated by the Chairman of the Board of Directors.
Section 27. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Lead Independent Director, or if the Lead Independent Director is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary or other officer or director directed to do so by the President, shall act as secretary of the meeting.
ARTICLE V

OFFICERS
Section 28. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.
Section 29. Tenure And Duties Of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
(b) Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors or the Lead Independent Director has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.
(c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairman of the Board of Directors, the Lead Independent Director, or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.
(d) Duties of Chief Operating Officer. The Chief Operating Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairman of the Board of Directors, the Lead Independent Director, the Chief Executive Officer or the President has been appointed and is present. The Chief Operating Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors or Chief Executive Officer shall designate from time to time.
(e) Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.
(f) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(g) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(h) Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President, and, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
Section 30. Delegation Of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 31. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.
Section 32. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.
ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 33. Execution Of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.
All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 34. Voting Of Securities Owned By The Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.
ARTICLE VII

SHARES OF STOCK
Section 35. Form And Execution Of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
Section 36. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
Section 37. Transfers.
(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.
(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
Section 38. Fixing Record Dates.
(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 39. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION
Section 40. Execution Of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 35 Section 36), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.
ARTICLE IX

DIVIDENDS
Section 41. Declaration Of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.
Section 42. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X

FISCAL YEAR
Section 43. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
ARTICLE XI

INDEMNIFICATION
Section 44. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.
(a) Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).
(b) Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officer, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.
(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.
(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this section to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.
(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.
(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or executive officer or other officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.
(h) Amendments. Any repeal or modification of this section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.
(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:
(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
ARTICLE XII

NOTICES
Section 45. Notices.
(a) Notice To Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by US mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.
(b) Notice To Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws, or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.
(c) Affidavit Of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.
(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice To Person With Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within sixty (60) days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.
ARTICLE XIII

AMENDMENTS
Section 46. Amendments. Subject to the limitations set forth in Section 44(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE XIV

LOANS TO OFFICERS
Section 47. Loans To Officers. Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
ARTICLE XV

FORUM

Section 48. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders; (iii) any action asserting a claim against the corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws of the corporation; or (iv) any action asserting a claim against the corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and to have consented to the provisions of this Section 48.
Section 49. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 49.